EXHIBIT 11.0

                                 MEDQUIST INC.
                         EARNINGS PER SHARE CALCULATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Net income from continuing operations as reported.................................                    $607,000

Interest effect:

  Excess proceeds applied to reduce debt..........................................    6,751,000(A)

  Effective annual interest rate..................................................        10.00 (1)
                                                                                    -----------

  Annual interst savings..........................................................      675,100

  Tax rate........................................................................        40.00%
                                                                                    -----------

Adjustment to net income for interest savings, net of tax effect..................                     405,000
                                                                                                 -------------

ADJUSTED NET INCOME USED IN EARNINGS PER SHARE....................................                  $1,012,000
                                                                                                 -------------

Weighted average shares outstanding...............................................                   2,362,000
                                                                                                 -------------

  Total options and warrants outstanding..........................................    1,624,000

  Less: 20% share repurchase limit................................................      652,000(2)
                                                                                    -----------

Dilutive options and warrants.....................................................                     973,000

SHARES USED IN COMPUTING EARNINGS PER SHARE.......................................                   3,335,000
                                                                                                 -------------

EARNINGS PER SHARE................................................................                       $0.30
                                                                                                 -------------

Total proceeds from exercise of warrants and options, net of tax benefit..........                  11,841,000
                                                                                                 -------------

  20% share of repurchase limit...................................................      652,000(2)

  Average fair market value per share.............................................        $7.81(3)
                                                                                    -----------

Less: proceeds used to repurchase shares..........................................                  (5,090,000)

Excess proceeds applied to reduce debt............................................                   6,751,000(A)
                                                                                                 -------------

------------------
(1) Effective interest rate of senior subordinated debt.
(2) APB No. 15 limits share repurchase to 20% of common stock outstanding at the end of the period. See footnote 1 of notes to the consolidated financial statements.
(3) Average closing market price of stock during the year ended December 31, 1995.

                                  Exhibit 11.0

                                                                    EXHIBIT 11.0
                                                                     (CONTINUED)



                                 MEDQUIST INC.
                         EARNINGS PER SHARE CALCULATION
                     UNAUDITED SUPPLEMENTAL PRO FORMA DATA
                                 (IN THOUSANDS)



                                                                                                  THREE MONTHS ENDED
                                                                                                      MARCH 31,
                                                                               YEAR ENDED        --------------------
                                                                            DECEMBER 31, 1995      1995       1996
                                                                          ---------------------  ---------  ---------
Weighted average shares outstanding.....................................            3,223            3,128      3,316

Converted warrants......................................................            1,005            1,005      1,005

Equity offering.........................................................            2,200            2,200      2,200

Common stock equivalents................................................              512              553        747

Shares repurchased......................................................             (398)            (424)      (458)
                                                                                  -------        ---------  ---------

Weighted average shares adjusted........................................            6,542            6,462      6,810
                                                                                  -------        ---------  ---------
                                                                                  -------        ---------  ---------


                                  Exhibit 11.0